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Exhibit 10.8



                       IMAGE TECHNOLOGY LABORATORIES, INC.
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made this 21st day of December, 1999, by and between Image Technology Laboratories, Inc. a Delaware Corporation ( the "Corporation"), and Lewis M. Edwards (the "Executive") and is effective as of January 1, 2000 (the "Effective Date").


                                   WITNESSETH

            The Executive is Vice President, Chief Technical Officer and Director of the Corporation and possesses an intimate knowledge of the business and affairs of the Corporation. The Corporation recognizes the Executive's contribution to the growth and success of the Corporation and desires to ensure to the Corporation the continued benefits of the Executives expertise and knowledge. The Executive, in turn desires to continue in full-time employment with the Corporation on the terms provided herein.

            Accordingly, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

            Full-Time Employment of Executive.

                        1.1. Duties and Status.

                                    (a) The Corporation hereby engages the
Executive as a full-time executive employee for the period (the "Employment Period") specified in Section 4, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive for the Corporation immediately prior to the effective date of this Agreement.

                                    (b) During the Employment Period, the
Executive shall (i) devote his full time and efforts to the business of the Corporation and will not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way, and (ii) accept such additional office or offices to which he may be elected by the

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Board of Directors of the Corporation, provided that the performance of the duties of such office or offices shall be consistent with the scope of the duties provided for in subsection (a) of this Section 1.1.

                                    (c) The Executive will be required to
perform the services and duties provided for in subsection (a) of this Section
1.1 only at the location where the Executive was employed immediately prior to the effective date of this Agreement or such other location of the principal executive offices of the Corporation in the State of New York as the Board of Directors of the Corporation may designate. The Executive shall be entitled to vacation, leave of absence, leave for illness or temporary disability in accordance with the policies of the Corporation in effect, which shall not be less favorable than those in effect at the date of this Agreement; and any leave on account of illness or temporary disability which is short of total disability, as defined in the Corporation's long-term disability insurance plan ("Total Disability"), shall not constitute a breach by the Executive of his agreement hereunder.

            1.2. Compensation and General Benefits. As compensation for his services under this Agreement, the Executive shall be compensated as follows:

                        (a) The Corporation shall pay the Executive an annual salary which is not less than the greater of $150,000 payable in accordance with the Company's regular payroll schedule ("Base Salary"), less applicable withholdings and deductions. Such salary shall be payable in periodic equal installments which are no less frequent than the periodic installments relating to his salary immediately prior to the effective date of this agreement. Such salary shall be subject to normal periodic review at least annually based on the policies of the Corporation and contributions to the enterprises.

                        (b) The Executive shall be eligible to participate in such profit-sharing, bonus, incentive, stock options and performance award programs which provide opportunities to receive compensation which are the greater of opportunities (i) then provided by the Corporation to executives with reasonably comparable authority and duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement.

                        (c) The Executive shall be entitled to receive employee benefits, including, without limitation, pension, disability, group life, sickness, accident and health insurance programs and split-dollar life insurance programs, and prerequisites provided by the Corporation to executives which are the greater of the employee benefits and prerequisites (i) then provided by the Corporation to executives with comparable authority or duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement.

                        (d) The Company shall reimburse Executive for all reasonable management approved expenses including, a) business development expenses, such as travel and

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entertainment and cellular telephone, and b) expenses incurred in setting up office operations, such as rent for office space, telephone lines, office supplies and equipment, printing, furniture, taxes, documentation, insurance and fees which are the greater of opportunities (i) then provided by the Corporation to executives with reasonably comparable authority and duties (and in any event not lesser than those provided to executives with junior authority or duties), or (ii) available to the Executive immediately prior to the effective date of this Agreement.

            2. Competition: Confidential Information. The Executive and the Corporation recognize that due to the nature of his prior association with the Corporation and his engagement hereunder, and the relationship of the Executive to the Corporation, both in the past as an executive and in the future hereunder, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing confidential and proprietary information relating to the business and operations of the Corporation and its affiliates, including, without limiting the generality of the foregoing, information with respect to their present and prospective products, systems customers, agents, processes, and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation and its affiliates through his personal contact with customers, agents and others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

                        2.1. Noncompetition.

                                    (a) During the Employment Period and for a
period of two years thereafter the Executive will not, without the prior written consent of the Corporation directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or their affiliates, engage in any activity competitive with the business of the Corporation or its affiliates, nor will he in competition with the Corporation or its affiliates, solicit or otherwise attempt to establish for himself or any other person, firm or entity, any business relationship with any person, firm or corporation which was, at any time during the Employment Period, a customer of the employee of the Corporation or one of its affiliates.

                                    (b) Nothing in this Section 2 shall be
construed to prevent the Executive from owning, as an investment, not more than 1% of a class of equity securities issued by any competitor of the Corporation or its affiliates and publicily traded and registered under Section 12 of the Securities Exchange Act of 1934.

                        2.2. Trade Secrets. The Executive will keep confidential any trade secrets or


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confidential or proprietary information of the Corporation and its affiliates which are now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the of the Employment Period. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information unique to the Corporation or any of its affiliates which has a significant business purpose and is not known or generally available from sources outside the Corporation or any of its affiliates or typical of industry practice.

                        2.3. Patents. The Executive will assign permanently to the Corporation exclusive rights to any patents awarded to him on the basis of ideas developed by the Executive for the Corporation and its affiliates and ideas developed by the Executive within one year following the termination of his employment by the Corporation which are related to such employment.

            3. Corporation's Remedies for Breach. It is recognized that damages in the the event of breach of paragraph 2 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore, agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Corporation may have.

            4. Employment Period: Certain Rights.

                        4.1. Duration. The Employment Period shall commence on the date of this Agreement and shall continue until the earlier of (i) close of business on the day immediately preceding the third anniversary of the date of this Agreement, or (ii) death or total disability of the Executive. The Employment Period may be renewed from year to year by agreement executed in writing prior to such third anniversary and each anniversary thereafter.

                        4.2. Definitions. The following words shall have the specified meanings when used in the sections specified:

                        (a) In this Section 4, the phrase "termination resulting in rights of the Executive" means termination (i) by the Corporation of the employment of the Executive with the Corporation for any reason other than death or Total Disability of the Executive or cause; or (ii) by resignation of the Executive due to a significant diminution in the nature or scope of his authorities or duties from those contemplated in subsection (a) of Section 1.1, a reduction in total compensation from that provided in Section 1.2, or the breach by the Corporation of any other provisions of this Agreement.

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                        (b) In subsection (a) of this Section 4.2 the term
"cause" means (i) fraud, misappropriation or intentional material damage to the property or business of the Corporation; commission of a felon; (ii) continuance of failure by the Executive to perform his duties in compliance with this Agreement after written notice to the Executive by the Board of Directors specifying such failure, provided that such "cause" shall have been found by a majority vote of the members of the Board of Directors of the Corporation other than the Executive; or (iii) a violation of Section 2 of this Agreement.

                        4.3. Certain Rights. If a termination resulting in rights of the Executive (as defined in Section 4.2) occurs, then (a) the Corporation shall be obligated to comply with all the provisions of Section 1.2 until the end of the Employment Period, (b) the Executive shall not thereafter be obligated to fulfill any of his obligations under Section 1.1, and (c) obligations of the Executive under Section 2 shall continue. If a termination other than a termination resulting in rights of the Executive (as defined in Section 4.2) occurs, 4.2(a)(ii), the Corporation shall cease to have any obligations to the Executive under this Agreement and the Executive shall continue to be bound by all of the provisions hereof.

            5. Notices. All notices, demands and requests required by this Employment Agreement should be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this
Section 5.


                             If to the Company, to:

                      Image Technologies Laboratories, Inc.
                                167 Schwenk Drive
                            Kingston, New York 12401

                                 And a Copy to:

                               Jeffrey Rinde, Esq.
                               Bondy & Schloss LLP
                               6 East 43rd Street
                            New York, New York 10017

                              If to Executive, to:
                                Lewis M. Edwards
                                167 Schwenk Drive
                            Kingston, New York 12401




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            6. Assignment. This Employment Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, the Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

            7. Deductions. All amounts paid to Executive hereunder are subject to all withholdings and deductions required by law, as authorized under this Employment Agreement, and as authorized from time to time.

            8. Entire Agreement. This Employment Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

            9. Amendment. This Employment Agreement may be modified or amended only by a written agreement signed by the Board and Executive.

            10. Waivers. No Waiver of any term or provision of this Employment Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Employment Agreement shall not apply to any subsequent breach of this Employment Agreement.

            11. Counterparts. This Employment Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

            12. Severability. The provisions of the Employment Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of the Employment Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Employment Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

            13. Governing Law. THIS EMPLOYMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

            14. Arbitration. The Executive understands and agrees that, as a condition of his employment with the Company, any and all disputes that the Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of the Executive's employment or investment or compensation shall be resolved through final and



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binding arbitration, as specified in this Employment Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims not covered by this Employment Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 2 of this Employment Agreement which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Employment Agreement shall be submitted to final and binding arbitration to be conducted in New York County, New York, in accordance with the rules and regulations of the American Arbitration Association. The Executive and the Company will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator, provided that the arbitrator will have authority to award these fees to the prevailing party. Each side will bear its own attorneys' fees, provided that the arbitrator will have authority to award attorneys' fees to the prevailing party unless a statutory section at issue in the dispute authorizes the award of attorneys' fees, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that the Executive is waiving any right to a jury trial, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.


          IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first above written.


ATTEST:                                    IMAGE TECHNOLOGY LABORATORIES, INC.


___________________________                By:_________________________________
                 ,Secretary                                          ,President



WITNESS:


__________________________                 By:__________________________________
                                                         (Executive)

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